Exhibit 8.1

ADVOCATEN | AVOCATS

CMB.TECH NV De Gerlachekaai 20
2000 Antwerp
Belgium

August 20, 2025

Nico Goossens*
Kris Verdoodt*
Philippe Rens*
Bert Van Ingelghem*
Pieter Bogaerts*
Hannes Casier*
Emilie Ooms*
Freya Jorens*
Louis Hoet*
Wouter Verhoeye*
Evelyn Van Raemdonck*
Henri Nelen*
Mattias Verbeeck
Francis Wijnakker*
Jolien Loos*
Hannelore Geldof*
Lawrence Geernaert*
Christophe Verhelst*
Pieter-Jan Van Goethem
Frederik Wilmots*
Michiel Vanwynsberghe*
Thomas Van Hoornyck*
Silke Chantrain*
Ben Nagar*
Madjda Temraz*
Lise Van Daele*
Aline Vermeulen*
Margaux Van Mol*
Julie Calaerts*
Andries Bots
Jasper Willems*
Julie Smets
Dorien Willemen*
Pierre Accou*
Andréas Kliché*
Steven Demeulenaere*
Michelle Werbrouck*
Arnout Coppieters*
Evelyne Claessens*
Esther De Schryder*
Kato Van Meel*
Maxime Collin*
Daan Vernimmen*
Don Baudewyns*
Lena Pepa
Silke Spruyt*
Charlotte Herpoelaert
Emiel Schepkens*
Flip Dalle
Rick Fremau
Emma Platevoet*
Maxim Vanschooren*
Thibaud De Bie*
Louise Rooms*
Laurens Matthys*
Alex Heyndrickx*
Laurens Vanhees*
Guido Platteau*
Manon Cornelis*
Eva Van Haudt

Re: CMB.TECH NV

Ladies and Gentlemen,
We have acted as Belgian legal counsel to CMB.TECH NV, a public limited liability company incorporated under the laws of the Kingdom of Belgium (the “Company”), in connection with the Company’s Registration Statement on Form F-3 as filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 20, 2025 (the “Registration Statement”), relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate amount of the Company’s securities.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the prospectus of the Company included in the Registration Statement (the “Prospectus”), and (iii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents, and, as to factual matters, the truth, accuracy and completeness of the information, representations and warranties contained in the Registration Statement, the Prospectus, and such other documents, agreements and instruments, as well as statements or certificates of public officials, directors and officers of the Company and others.

Based upon and subject to the foregoing, and the other assumptions, exclusions and qualifications in this letter, and based on the facts as set forth in the Registration Statement and the Company's annual report on Form 20-F for the fiscal year ended December 31, 2024 (the "Annual Report"), which is incorporated by reference into the Registration Statement, and in particular, on the representations, covenants, assumptions, conditions and qualifications described in the Annual Report in the section entitled "Item 10. Additional Information—E. Taxation—Belgian Tax Considerations", we hereby confirm that the opinions attributed to Argo Law and discussions of Belgian tax matters expressed in the Annual Report in the section entitled "Item 10. Additional Information—E. Taxation—Belgian Tax Considerations" accurately state our views as to the tax matters discussed therein.

Our opinions and the tax discussion as set forth in the Annual Report are based on the current provisions of the Belgian Income Tax Code 1992 and the Belgian Various Duties and Taxes Code as presently in force, and as generally interpreted and applied by the Belgian courts and authorities on the same date. Our opinion may be affected by amendments to the tax law or to the regulations thereunder or by subsequent judicial or administrative interpretations thereof, which might be enacted or applied with retroactive effect. No opinion is expressed on any matters other than those specifically referred to above by reference to the Annual Report.

Argo Law bv
Post X		Kantoorrekening:	IBAN BE82 0016 9734 1968 BIC GEBABEBB
Borsbeeksebrug 28	Doorniksewijk 105	Derdenrekening:	IBAN BE36 0017 0272 6781 BIC GEBABEBB
2600 Antwerpen	8500 Kortrijk	BTW:	BE0533.993.314
T +32 3 206 85 30		www.argo-law.be	*bv

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us in the Registration Statement, including by reference to the Annual Report, without admitting we are “experts” within the meaning of the Securities Act or the rules and regulations of the SEC promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,

   /s/ Wouter Verhoeye

Wouter Verhoeye

For and on behalf of Argo Law BV

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